Exhibit 4.6
Execution Version
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of August 1, 2014 (this “Amendment”), is entered into by and among Alterra Capital Holdings Limited, a Bermuda company (“Alterra Capital”), Markel Bermuda Limited, a Bermuda company (f/k/a Alterra Bermuda Limited, “Markel Bermuda”), Alterra Reinsurance USA Inc., a Connecticut corporation (“Alterra Reinsurance USA” and together with Alterra Capital and Markel Bermuda, the “Borrowers”), various lenders party hereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Fronting Bank and L/C Administrator.
RECITALS
A.    The Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 16, 2011 (as amended and in effect on the date hereof, the “Existing Credit Agreement”) and Markel is party to that certain Guaranty Agreement dated as of March 14, 2014 pursuant to which Markel guarantees the Obligations of the Borrowers. Capitalized terms used herein without definition shall have the meanings given to them in the Existing Credit Agreement.
B.    The Borrowers desire to reduce the Aggregate Commitments to $650,000,000 and make certain other amendments to the Existing Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    On the Amendment Effective Date, the Existing Credit Agreement will be amended as follows:

(a)	Amendments to Section 1.01. Section 1.01 is amended by:
(i)    amending and restating the definition of “Aggregate Commitments” to read as follows:
“Aggregate Commitments” means the Commitments of all the Lenders. On the Third Amendment Effective Date, the Aggregate Commitments are $650,000,000.
(ii)    amending and restating the definition of “Guarantee” to read as follows:

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the primary obligor) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that (i) obligations of Markel Bermuda or any other Insurance Affiliate (including without limitation any guarantee by Alterra Capital or any of its Subsidiaries of any Insurance Affiliate’s obligations thereunder) under Primary Policies and Reinsurance Agreements (including security posted to secure obligations thereunder), (ii) obligations of Alterra Capital or any of its Subsidiaries to guarantee payment of any real property lease for office premises entered into by a direct or indirect Subsidiary of such Person in the ordinary course of business, (iii) obligations of Alterra Capital or any of its Subsidiaries arising in the ordinary course of business pursuant to letters to certain insurers, reinsurers and insurance brokers to contribute or cause to be contributed sufficient capital surplus to any Insurance Affiliate in the event that such Insurance Affiliate is unable or unwilling in whole or in part for financial reasons to make payment of any of its claims, losses or expenses pursuant to Primary Policies or Reinsurance Agreements issued to clients of the addressees of such letters, (iv) agreements by Markel Bermuda or any other Insurance Subsidiary in favor of any Insurance Affiliate to maintain the capital of such Insurance Affiliate at 150% of the required regulatory level and (v) obligations of Alterra Finance LLC and Alterra USA Holdings arising out of their Guarantee of obligations under the Markel Credit Agreement up to but not exceeding

$500,000,000 (collectively, the “Permitted Transactions”) shall not be deemed to be Guarantees or constitute Indebtedness of such Person for the purposes of this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith, provided, that the amount of any Guarantee described in clause (b) of the immediately preceding sentence shall be the lesser of (x) the fair market value of such assets at such date of determination (determined in good faith by Alterra Capital) and (y) the amount of such Indebtedness or other obligation of such other Person. The term Guarantee as a verb has a corresponding meaning.
(iii)    adding the following definitions in proper alphabetical order:
“Markel Credit Agreement” means the Credit Agreement to be entered into on or about August 1, 2014 among Markel, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.
“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.
(b)    Amendment to Schedule 2.01. Schedule 2.01 (Commitments) of the Credit Agreement is amended by substituting Schedule 2.01 attached hereto therefor.
(c)    Amendment to Schedule 5.11. Schedule 5.11 (Subsidiaries) of the Credit Agreement is amended by substituting Schedule 5.11 attached hereto therefor.
ARTICLE II

CONDITIONS OF EFFECTIVENESS
2.1    This Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)	The Administrative Agent shall have received a counterpart of this Amendment executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders.

(b)	The Administrative Agent shall have received a Reaffirmation Agreement executed and delivered by Markel in form and substance satisfactory to the Administrative Agent.

(c)
The representations and warranties of the Borrowers contained in Article V of the Existing Credit Agreement and in the other Loan Documents and the representations of Markel in the Markel Guaranty are true and correct in all material respects as of the Third Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d)	No Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.

(e)
The Borrowers shall have paid (i) all fees owing to the Lenders who execute and deliver a counterpart of this Amendment in the amount agreed to between Alterra Capital and the Lenders and (ii) all expenses then due and owing under the Loan Documents (including any reasonable legal fees and related out-of-pocket expenses to the extent invoiced prior to the date of the effectiveness hereof).

ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES; REAFFIRMATION
3.1    Borrower Representations. Each Borrower hereby represents and warrants, on and as of the Third Amendment Effective Date, that (i) the representations and warranties applicable to such Borrower contained in Article V of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Third Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally, and (iii) no Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment.
3.3    Reaffirmation of Loan Documents. The Borrowers hereby agree that each of the Loan Documents to which it is a party remains in full force and effect and is hereby ratified and confirmed.
ARTICLE IV

MISCELLANEOUS
4.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.2    Full Force and Effect. On the Third Amendment Effective Date, the Existing Credit Agreement and the other Loan Documents as amended pursuant to Article I hereof shall continue in full force and effect and any reference to the Existing Credit Agreement or any of the other Loan Documents herein or in any Loan Document shall refer to the Credit Agreement and the other Loan Documents as amended pursuant to Article I hereof. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Existing Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
4.3    Expenses. All reasonable fees and expenses of counsel to the Administrative Agent, and all reasonable out-of-pocket costs and expenses of the Administrative Agent, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents delivered in connection herewith shall be paid prior to the Third Amendment Effective Date to the extent invoiced prior to the Third Amendment Effective Date.
4.4    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
4.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
4.6    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
4.7    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic “.pdf” file shall be effective as delivery of a manually executed counterpart hereof.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name: Anne G. Waleski
Title: Chief Financial Officer

MARKEL BERMUDA LIMITED

By:
Name: Anne G. Waleski
Title: Chief Financial Officer

ALTERRA REINSURANCE USA INC.

By:
Name: Anne G. Waleski
Title: Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as
Administrative Agent, Fronting Bank, L/C
Administrator and Lender

By:
Name: Tiffany Burgess
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

ING BANK N.V., LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

LLOYDS TSB BANK PLC

By:
Name:
Title:

By:
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT,
FILIALE LUXEMBURG

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

BARCLAYS BANK PLC

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

S-13